UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2006
Date of Report (Date of earliest event reported)

GENEVA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02       Unregistered Shares of Equity Securities

As disclosed in the Company's Current Report on Form 8-K dated November 16, 2006, the Company entered into a certain Property Option Agreement, dated for reference as fully executed on November 16, 2006 (the "Option Agreement"), with Petaquilla Minerals Ltd. ("Petaquilla"). Under the Option Agreement, Petaquilla granted the Company the sole and exclusive options (collectively, the "Option") to acquire up to a 70% undivided interest in and to five exploration concessions situated in the Republic of Panama (collectively, the "Property") which are owned and controlled by Petaquilla's wholly-owned Panamanian subsidiary.

As further disclosed in the Company's Current Report on Form 8-K dated November 16, 2006, in order to exercise its first Option under the Option Agreement to acquire an initial 60% undivided interest in and to the Property, the Company is required to, among other things, issue to Petaquilla 4,000,000 common shares from the treasury of the Company.

In satisfaction of this requirement, on December 1, 2006, the Company issued to Petaquilla 4,000,000 common shares from the treasury of the Company. This share issuance was exempt from registration under the U.S. Securities Act of 1933, as amended (the "1933 Act"), pursuant to Section 4(2) thereof as well as pursuant to Rule 903 of Regulation S of the 1933 Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENEVA GOLD CORP.
DATE: December 6, 2006	/s/ Marcus M. Johnson Marcus M. Johnson President, CEO and a director

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